Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

May 16, 2025

MetLife, Inc.

200 Park Avenue

New York, NY 10166

RE: METLIFE, INC. FORM S-3 REGISTRATION STATEMENT

Ladies and Gentlemen:

We have acted as counsel to MetLife, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the following securities of the Company: (i) unsecured senior debt securities (the “Senior Debt Securities”); (ii) unsecured subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (iii) shares of preferred stock, par value of $0.01 per share (the “Preferred Stock”); (iv) depositary shares (the “Depositary Shares”) in the form of fractional interests in Debt Securities or fractional shares of the Common Stock or Preferred Stock in each case evidenced by depositary receipts (the “Receipts”); (v) shares of common stock, par value $0.01 per share (the “Common Stock”); (vi) warrants for the purchase of Debt Securities, Preferred Stock, Common Stock or other securities registered under the Registration Statement (the “Warrants”); (vii) contracts for the purchase and sale of Debt Securities, Preferred Stock, Common Stock or other securities registered under the Registration Statement (the “Purchase Contracts”); and (viii) units, consisting of any combination of two or more of the securities registered under the Registration Statement or debt obligations of third parties, including United States Treasury Securities (the “Units” and, together with the Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Receipts, the Warrants, and the Purchase Contracts, the “Offered Securities”). The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

The Debt Securities may be issued in one or more series pursuant to an Indenture relating to Senior Debt Securities dated as of November 9, 2001, an indenture to be entered into in the form of indenture relating to Senior Debt Securities included as Exhibit 4.1(b) to the Registration Statement, an Indenture relating to Subordinated Debt Securities dated as of June 21, 2005, or an indenture to be entered into in the form of indenture relating to Subordinated Debt Securities included as Exhibit 4.2(b) to the Registration Statement (as each such indenture may be amended or supplemented, an “Indenture”), each of which is or is contemplated to be between the Company and The Bank of New York Mellon Trust, N.A., (as successor to J.P. Morgan Trust Company, National Association or Bank One Trust Company, N.A., as applicable), as trustee, and each of which is incorporated by reference in the Registration Statement.

BRUSSELS CHICAGO DALLAS FRANKFURT HOUSTON LONDON  LOS ANGELES MILAN

MUNICH NEW YORK PALO ALTO PARIS ROME SAN FRANCISCO WASHINGTON

MetLife, Inc.

May 16, 2025

The Depositary Shares evidenced by Receipts may be issued pursuant to a Deposit Agreement (the “Deposit Agreement”) between the Company and a depositary, which will be filed as an exhibit to a Current Report on Form 8-K or a Quarterly Report on Form 10-Q and incorporated by reference in the Registration Statement when such Depositary Shares are issued.

The Warrants may be issued pursuant to Warrant Agreements (each a “Warrant Agreement”) to be entered into by the Company and a bank or trust company, as Warrant Agent, a form of which will be filed as an exhibit to a Current Report on Form 8-K or a Quarterly Report on Form 10-Q and incorporated by reference in the Registration Statement when such Warrants are issued.

The Purchase Contracts may be issued pursuant to a Purchase Contract Agreement to be entered into between the Company and a bank or trust company, as Purchase Contract Agent, and a Pledge Agreement to be entered into among the Company, a Purchase Contract Agent and a bank or trust company, as Collateral Agent, Custodial Agent and Securities Intermediary, each of which will be filed as an exhibit to a Current Report on Form 8-K or a Quarterly Report on Form 10-Q and incorporated by reference in the Registration Statement when such Purchase Contracts are issued.

The Units may be issued pursuant to a Unit Agreement to be entered into between the Company and a bank or trust company, as Unit Agent, a form of which will be filed as an exhibit to a Current Report on Form 8-K or a Quarterly Report on Form 10-Q and incorporated by reference in the Registration Statement when such Units are issued.

We have examined such corporate records, certificates and other documents as we have deemed necessary for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to any facts material to our opinions, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

Based upon the foregoing and subject to the limitations, qualifications and assumptions contained herein, we are of the opinion that:

1.

Debt Securities. The execution and delivery of the Indentures have been duly authorized by the Company. Assuming that any Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and the terms of the offering thereof and related matters have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act, (ii) a supplemental indenture in respect of such Debt

MetLife, Inc.

May 16, 2025

Securities has been duly executed and delivered, (iii) the terms of such Debt Securities have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and duly issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which Debt Securities may be issued, such Debt Securities (including any Debt Securities that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.

Preferred Stock. Assuming that the shares of Preferred Stock and the terms of the offering thereof and related matters have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of a class or series of Preferred Stock have been duly and properly authorized for issuance and Certificate of Designations to the Amended and Restated Certificate of Incorporation of the Company classifying the shares of Preferred Stock and setting forth the terms thereof have been filed with the Delaware Secretary of State and accepted for record, and (iii) certificates for the shares of Preferred Stock have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which shares of Preferred Stock may be issued, such shares of Preferred Stock (including any shares of Preferred Stock that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will be validly issued, fully paid and nonassessable.

3.

Depositary Shares. Assuming that the Receipts and Depositary Shares and the terms of the offering thereof and related matters have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act, (ii) the respective Deposit Agreement has been duly authorized, executed and delivered, (iii) the terms of such Depositary Shares and of their issuance and sale have been duly established in conformity with such Deposit Agreement relating to such Depositary Shares and are such as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company,

MetLife, Inc.

May 16, 2025

(iv)(a) the Debt Securities relating to such Depositary Shares have been duly and properly authorized for issuance as contemplated in paragraph 1 above or (b) the shares of Preferred Stock or of Common Stock relating to such Depositary Shares have been duly and properly authorized for issuance and are fully paid and non-assessable as contemplated in paragraph 2 or 4 herein, as the case may be, (v) such Preferred Stock or Common Stock or the Debt Securities have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto and in accordance with any underwriting agreement and the terms of any Offered Securities pursuant to which the Debt Securities or shares of Preferred Stock or Common Stock, as the case may be, may be issued, and (vi) the Receipts evidencing such Depositary Shares are duly issued against the deposit of such Preferred Stock or Common Stock or the Debt Securities as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Deposit Agreement, any underwriting agreement and the terms of any Offered Securities relating to such issuance, such Receipts evidencing the Depositary Shares (including any Depositary Shares that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

4.

Common Stock. Assuming that the shares of Common Stock and the terms of the offering thereof and related matters have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act, and (ii) certificates for the shares of Common Stock have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which shares of Common Stock may be issued, such shares of Common Stock (including any shares of Common Stock that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will be validly issued, fully paid and nonassessable.

5.

Warrants. Assuming that the issuance and terms of the Warrants and the terms of the offering thereof and related matters have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act, (ii) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company, and (iii) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

MetLife, Inc.

May 16, 2025

6.

Purchase Contracts. Assuming that the Purchase Contracts and the terms of the offering thereof and related matters have been duly authorized (including authorization of the issuance of the securities to be issued pursuant to the Purchase Contracts) and their terms are such as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, when (i) the Registration Statement has become effective under the Securities Act, and (ii) the Purchase Contracts have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement related to such issuance, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7.

Units. Assuming that the Units and the terms of the offering thereof and related matters have been duly authorized, and their terms are such as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, when (i) the Registration Statement has become effective under the Securities Act, (ii) the other Offered Securities that are a component of such Units have been duly and properly authorized for issuance and, in the case of Common Stock and Preferred Stock, are fully paid and non-assessable, (iii) in the case of Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, and (iv) the Units have been duly executed, authenticated, and if required, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement related to such issuance, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions expressed herein are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of: (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America. Issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which the opinions expressed herein are based and any other laws which may actually govern.

MetLife, Inc.

May 16, 2025

The opinions expressed herein are limited to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein. The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the Offered Securities. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated in the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Opinion” in the Prospectus forming a part of the Registration Statement and in any amendments or supplements to the Registration Statement and Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP